UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Chemung Financial Corporation
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CHEMUNG FINANCIAL CORPORATION

One Chemung Canal Plaza

Elmira, New York 14901

Notice of 2006 Annual Meeting of Shareholders

and

Proxy Statement

                                                                 Subsidiaries:       Chemung Canal Trust Company

                                                                                       CFS Group, Inc.

April 3, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Chemung Financial Corporation to be held at the Holiday Inn Elmira - Riverview, 760 East Water Street, Elmira, New York on Wednesday, May 10, 2006, at 2:00 p.m.

The primary business of the meeting will be to consider and vote upon the election of four directors and to transact any other business that may come before the meeting.

The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. During the meeting, members of management will review the Corporation's operations during the past year and will be available to respond to questions.

Your vote is important no matter how many shares you own. Whether or not you plan to attend the Annual Meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or via the Internet as soon as possible.

Sincerely,

Jan P. Updegraff
President and
Chief Executive Officer

CHEMUNG FINANCIAL CORPORATION

One Chemung Canal Plaza
Elmira, New York 14901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 10, 2006

To Our Shareholders:

     Notice is hereby given that the 2006 Annual Meeting of the Shareholders of Chemung Financial Corporation will be held at the Holiday Inn Elmira - Riverview, 760 East Water Street, Elmira, New York, on Wednesday, May 10, 2006, at 2:00 p.m., for the following purposes:

1.	To elect four directors for a term of three years expiring in 2009.

2.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 20, 2006 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors

Jane H. Adamy
Secretary

Dated:	April 3, 2006
Elmira, New York

CHEMUNG FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 10, 2006

INFORMATION REGARDING THE ANNUAL MEETING

Time and Place of the Meeting

     This proxy statement is being provided in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Chemung Financial Corporation ("Chemung Financial" or "the Corporation") to be held on Wednesday, May 10, 2006 at 2:00 P.M., at the Holiday Inn Elmira - Riverview, 760 East Water Street, Elmira, New York.

     This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are being mailed to shareholders on or about April 3, 2006. In the proxy statement, the "Bank" refers to Chemung Canal Trust Company, Chemung Financial's subsidiary bank.

Shareholders Entitled to Vote

     The record date for the meeting is March 20, 2006. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     On the record date there were 3,590,881 shares of common stock of the Corporation outstanding. Each share of common stock is entitled to one vote on each matter that properly comes before the meeting.

Proxies and Voting Procedures

     Shares represented by properly executed proxies will be voted as directed. If a proxy does not specify how it is to be voted, it will be voted as the Board recommends - that is, FOR the election of the four nominees for director named in the proxy statement. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum. The Board of Directors knows of no other business to be brought before the Annual Meeting but if any other matters are properly presented at the meeting for consideration, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

     We are offering three alternative ways to vote your shares:

To Vote by Mail - To vote by mail please sign, date and mail your proxy card in the envelope provided as soon as possible.

To Vote by Telephone - If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

To Vote by Internet - If you wish to use the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

     The deadline for telephone and Internet voting is 11:59 p.m. Eastern Daylight Time on May 9, 2006.

     A shareholder may revoke a proxy vote at any time before it is voted by delivering written notice of revocation to the Secretary of the Corporation or by delivering a later dated proxy or by voting in person at the annual meeting.

Required Vote

     There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the annual meeting by holders of common stock present in person or represented by proxy and entitled to vote on such election. Any other matter requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in the Corporation's bylaws or Certificate of Incorporation. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

ELECTION OF DIRECTORS

     The Board is divided into three classes of directors as equal in number as possible, with one class to be elected each year for a term of three years. All the nominees currently serve as directors of the Corporation. The Board is not aware that any nominee named in this proxy statement will be unable or unwilling to accept nomination or election.

     Shareholders will be entitled to elect four directors for a three-year term expiring at the 2009 Annual Meeting of Shareholders, or until their respective successors have been duly elected and qualified. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if properly executed and returned, will be voted FOR the election of the nominees. Should any nominee become unable to serve as a director, the persons named in the proxy to represent shareholders will vote for any nominee, if any, who may be nominated by the Board of Directors.

     The names and ages of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, and certain other information are set forth below.

Nominees for Director to be elected to serve until the 2009 Annual Meeting
Name of Director	Information Regarding Director

David J. Dalrymple

Mr. Dalrymple, age 52, has served as a director since 1993. He is President of Dalrymple Holding Corporation, parent company for several construction materials and highway construction companies. Mr. Dalrymple is the brother of Robert H. Dalrymple, also a director of the Corporation.

William D. Eggers	Mr. Eggers, age 61, has served as a director since 2002. He is Senior Vice President and General Counsel of Corning Incorporated, a diversified manufacturing company.

John F. Potter	Mr. Potter, age 60, has served as a director since 1991. He is President of Seneca Beverage Corporation, a wholesale distributor of beer and water products.

Jan P. Updegraff	Mr. Updegraff, age 63, has served as a director since 1996. He is President and Chief Executive Officer of the Corporation and the Bank.

The Board of Directors recommends a vote "FOR" all nominees.

Continuing Directors

     The following information is provided with respect to directors who will continue to serve as directors of the Corporation until the expiration of their terms at the times indicated.

Directors to serve until the 2007 Annual Meeting

Name of Director	Information Regarding Director

Robert H. Dalrymple

Mr. Dalrymple, age 55, has served as a director since 1995. He is Secretary and Vice President of Dalrymple Holding Corporation, parent company for several construction materials and highway construction companies. Mr. Dalrymple is the brother of David J. Dalrymple, also a director of the Corporation.

Clover M. Drinkwater	Ms. Drinkwater, age 59, has served as a director since January 2005. She is a Partner at the law firm of Sayles & Evans.

3

Ralph H. Meyer

Mr. Meyer, age 66, has served as a director since 1981. He retired on January 29, 2000 as President and Chief Executive Officer of Guthrie Healthcare System, a vertically integrated health care delivery system.

Richard W. Swan	Mr. Swan, age 57, has served as a director since 1984. He is Chairman of the Board of Swan & Sons-Morss Co., Inc., an insurance brokerage agency; formerly President of Swan & Sons-Morss Co.

Directors to serve until the 2008 Annual Meeting

Name of Nominee	Information Regarding Nominee

Robert E. Agan	Mr. Agan, age 67, has served as a director since 1986. He retired June 1, 2001 as Chairman of the Board and Chief Executive Officer of Hardinge Inc., a worldwide machine tool manufacturer.

Stephen M. Lounsberry III	Mr. Lounsberry, age 51, has served as a director since 1995. He is President of Applied Technology Manufacturing, a manufacturer of machined industrial and railroad component parts.

Thomas K. Meier	Dr. Meier, age 65, has served as a director since 1988. He is President of Elmira College.

Charles M. Streeter, Jr.	Mr. Streeter, age 66, has served as a director since 1979. He retired December 31, 2002 as President of Streeter Associates, Inc., a general building contractor.

Nelson Mooers van den Blink

Mrs. van den Blink, age 71, has served as a director since 1983. She is Chairman of the Board, Chief Executive Officer and Treasurer of The Hilliard Corporation, a motion control equipment, oil reclaimer and filter manufacturer.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

     The following table provides certain information regarding the ownership of the outstanding shares of Chemung Financial Corporation as of March 20, 2006, based on information available to the Corporation. Information is included for: 1) owners of more than 5% of the common stock, 2) directors and nominees for directors, 3) named executive officers listed in the Summary Compensa- tion Table and 4) executive officers and directors as a group. Unless otherwise indicated, each of the beneficial owners named below has sole voting and investment authority with respect to the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Five Percent Shareholders:

Chemung Canal Trust Company One Chemung Canal Plaza Elmira, NY 14901	411,967	[1]	11.4%

Chemung Canal Trust Company Profit-Sharing, Savings and Investment Plan One Chemung Canal Plaza Elmira, NY 14901	181,177	[2]	5.0%

David J. Dalrymple 2105 South Broadway Pine City, NY 14871	637,393	[3,6]	17.8%

Robert H. Dalrymple 2105 South Broadway Pine City, NY 14871	582,605	[4,6]	16.2%

Catherine D. Smith 430 Pine Drive Jackson, WY 83001	465,440	[5,6]	13.0%

Directors, Nominees and Named Executive Officers:

Robert E. Agan	20,618	[7]	*
Clover M. Drinkwater	1,023		*
William D. Eggers	2,024		*
Stephen M. Lounsberry III	27,568	[7]	*
Thomas K. Meier	15,066	[7]	*
Ralph H. Meyer	19,626	[7]	*
5

John F. Potter	40,558	[7,8]	1.1%
Charles M. Streeter, Jr.	16,042		*
Richard W. Swan	72,029	[9]	2.0%
Jan P. Updegraff	17,872	[10]	*
Nelson Mooers van den Blink	4,968		*
John R. Battersby, Jr.	2,304	[11]	*
James E. Corey III	9,511	[10]	*
Thomas C. Karski	6,686	[10,12]	*
Melinda A. Sartori	2,177	[13]	*
All directors and executive officers as a group (25 persons)	997,148	[14]	27.8%
* Unless otherwise noted, less than 1%
[1]

Held by the Bank in various fiduciary capacities, either alone or with others. Includes 24,209 shares held with sole voting and dispositive powers and 387,758 shares held with shared voting power. There are 254,287 shares held with shared dispositive powers. Shares held in a co-fiduciary capacity by the Bank are voted by the co-fiduciary in the same manner as if the co-fiduciary were the sole fiduciary. Shares held by the Bank as sole trustee will be voted by the Bank only if the trust instrument provides for voting of the shares at the direction of the grantor or a beneficiary and the Bank actually receives voting instructions.

[2]

The Plan participants instruct the Bank, as trustee, how to vote these shares. If a participant fails to instruct the voting of the shares, the Bank votes these shares in the same proportion as it votes all of the shares for which it receives voting instructions. Plan participants have dispositive power over these shares subject to certain restrictions.

[3]

Includes 116,209 shares held directly, 9,450 shares held in trust over which Mr. Dalrymple has voting and dispositive powers, 3,808 shares held as custodian for Mr. Dalrymple's children, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are general partners, and 59,416 shares held by Dalrymple Holding Corporation, of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 7,176 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 6.

[4]

Includes 65,229 shares held directly, 9,450 shares held in trust over which Mr. Dalrymple has voting and dispositive powers, 448,510 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are general partners, and 59,416 shares held by Dalrymple Holding Corporation of which David J. Dalrymple and Robert H. Dalrymple are officers, directors and principal shareholders. Excludes 5,587 shares held by Mr. Dalrymple's spouse as to which Mr. Dalrymple disclaims beneficial ownership. See footnote 6.

[5]

Includes 13,122 shares held directly, 3,808 shares held as custodian for Mrs. Smith's children, 448,510 shares held by Dalrymple Family Limited Partnership of which David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are general partners. See footnote 6.

6
[6]

Excludes 30,230 shares held by Susquehanna Supply Company of which David J. Dalrymple and Robert H. Dalrymple each owns 23.1% of the outstanding common stock. Because of the definition of "beneficial ownership" under Section 13 of the Securities Exchange Act of 1934, David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith are each listed as beneficial owners of 448,510 of the same shares; David J. Dalrymple and Robert H. Dalrymple are each beneficial owners of 507,926 of the same shares. Without such multiple counting, David J. Dalrymple, Robert H. Dalrymple and Catherine D. Smith's aggregate beneficial ownership would equal 20.2% of the Corporation's outstanding shares.

[7]

Includes shares that Messrs. Agan (19,032), Lounsberry (9,139), Meier (4,606), Meyer (15,812), Potter (15,334) and Streeter (4,731) have credited to their accounts in memorandum unit form under the Corporation's Deferred Directors Fee Plan. The deferred fees held in memorandum unit form will be paid solely in shares of the Corporation's common stock pursuant to the terms of the Plan and the election of the Plan participants. Shares held in memorandum unit form under the Plan have no voting rights.

[8]		Includes 15,677 shares owned by Seneca Beverage Corporation, of which Mr. Potter is an officer, director and principal shareholder.

[9]

Includes 11,700 shares owned by Swan & Sons-Morss Co., Inc., of which Mr. Swan a director, 33,255 shares held in trusts over which Mr. Swan has voting and dispositive power, and 180 shares held by Mr. Swan as custodian for a minor child. Does not include 4,316 shares held by the others as trustees for a trust of which Mr. Swan is an income beneficiary or 4,474 shares held by Mr. Swan's spouse or 180 shares held by Mr. Swan's daughter as to which Mr. Swan disclaims beneficial ownership.

[10]

Includes all shares of common stock of the Corporation held for the benefit of each executive officer by the Bank as trustee of the Bank's Profit Sharing, Savings and Investment Plan. Messrs. Updegraff, Corey and Karski have an interest in 16,960, 6,376 and 6,621 shares held by the Plan, respectively.

[11]

Shares are held for the benefit of Mr. Battersby by the Bank as trustee of the Bank's Profit Sharing, Savings and Investment Plan. Excludes 3,463 shares held by Mr. Battersby's spouse as to which Mr. Battersby disclaims beneficial ownership.

[12]		Excludes 651 shares held by Mr. Karski's spouse as to which Mr. Karski disclaims beneficial ownership.

[13]		Shares are held for the benefit of Mrs. Sartori by the Bank as trustee of the Bank's Profit Sharing, Savings and Investment Plan.

[14]

Does not include 21,441 shares owned by spouses of certain officers and directors as to which such officers and directors disclaim beneficial ownership. Does not include 507,926 shares included under each of David J. Dalrymple and Robert H. Dalrymple and 465,440 shares under Catherine D. Smith (see footnote 6). Also does not include 74 shares of preferred stock owned by directors, certain officers and their spouses of CCTC Funding Corp., a Real Estate Investment Trust under the Internal Revenue Code and a subsidiary of the Bank.

EXECUTIVE OFFICERS

     The following sets forth certain information regarding the named executive officers of the Corporation and the Bank.

Name	Age	Position

Jan P. Updegraff	63	President and Chief Executive Officer of the Corporation and the Bank (1998); formerly President and Chief Operating Officer of the Corporation and the Bank (1996).
James E. Corey III	59	Vice President of the Corporation (1993) and Executive Vice President of the Bank (1998); formerly Senior Vice President of the Bank (1993).
John R. Battersby, Jr.	55	CFO & Treasurer of the Corporation and Executive Vice President, CFO & Treasurer of the Bank (2004); formerly Senior Vice President of the Bank (1998).
Melinda A. Sartori	48	Executive Vice President of the Bank (2002); formerly Senior Vice President of the Bank (1999) and Vice President of the Bank (1997).
Thomas C. Karski	60	Executive Vice President of the Bank (2004); formerly Senior Vice President of the Bank (1998).

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

     In accordance with its charter adopted by the Board of Directors, the Compensation Committee ("Committee") is responsible for determining the compensation of executive officers and the chief auditor. The Committee intends that executive compensation policies will enable the Bank and the Corporation to attract, develop and retain talented executive officers who will maximize the performance of the Corporation, thus enhancing shareholder value. In recommending to the Board the compensation and incentive bonuses of the executive vice presidents and chief auditor, the Committee reviews a recommendation by the Chief Executive Officer that is based on a number of factors including individual and organizational performance, merit increases and responsibility levels. The Committee also reviews the compensation policy for directors and recommends changes as appropriate.

     In 2005 the Committee was comprised of five directors, each of whom the Board determined to be independent as defined by and current Nasdaq listing standards. One meeting of the Committee was held in 2005. The Committee charter can be viewed at the Corporate Governance link on the Bank's website at www.chemungcanal.com.

Compensation of the Chief Executive Officer

     The Board of Directors, upon recommendation of the Committee, sets the annual compensation of the Chief Executive Officer. The recommendation of the Committee follows substantial review of comparative information including executive compensation for similarly situated banks and bank holding companies. Key criteria include Return on Average Tier I Equity, Return on Average Assets and dividend performance. The Committee determined that the performance of the Bank was within the range reported by its peers and that the compensation paid by the Bank was appropriate in comparison to the peer group. Incentive compensation to the CEO is determined at the beginning of the year based upon performance relative to measurable goals.

Compensation Committee Interlocks and Insider Participation

     Jan P. Updegraff participates in the deliberations of the Committee for the purpose of providing evaluations and recommendations with respect to the compensation paid to executive officers and the chief auditor. Mr. Updegraff, however, neither participates nor is otherwise involved in the deliberations of the Committee with respect to his own compensation, and those deliberations are conducted by the Committee in executive session without Mr. Updegraff present.

Summary Compensation Table

     The following table contains information concerning the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Bank for the three-year period ended December 31, 2005. The named executive officers do not receive any compensation from the Corporation.

	Annual Compensation

Name & Principal Position	Year	Salary($)	Earned Bonus($)	All Other Compensation($)[1]

Jan P. Updegraff	2005	313,461	0	6,300
President & CEO	2004	294,231	0	6,150
	2003	275,000	0	6,000

John R. Battersby, Jr.	2005	112,750	0	2,853
Executive Vice President,	2004	108,000	0	3,090
CFO & Treasurer	2003	90,000	0	2,700

James E. Corey III	2005	145,449	0	4,363
Executive Vice President	2004	139,392	0	4,182
	2003	120,161	0	3,050

Thomas C. Karski	2005	106,250	0	3,188
Executive Vice President	2004	95,642	0	2,869
	2003	88,246	0	2,647

Melinda A. Sartori	2005	114,135	0	3,424
Executive Vice President	2004	104,308	0	3,129
	2003	87,000	0	2,610

[1]		Includes amounts allocated for the year indicated under the Bank's Profit Sharing, Savings and Investment Plan.

The Compensation Committee:

Ralph H. Meyer, Chairman	Richard W. Swan
Robert E. Agan	Nelson Mooers van den Blink
Thomas K. Meier

Pension Plans

     The following table shows the estimated annual retirement benefits payable from the Chemung Canal Trust Company Pension and Executive Supplemental Pension Plans, based upon a straight-life annuity form of payment, payable on retirement at age 65, and assuming final average earnings as shown. Employees vest fully following five years of service, normal retirement age is 65, and reduced benefit payments are available for early retirement at or after age 55.

Average Annual Compensation	15	20	25	30	35[1]

$100,000	23,002	30,669	38,337	45,004	51,672
$150,000	36,877	49,170	61,462	72,254	83,047
$200,000	50,752	67,670	84,587	99,504	114,422
$250,000	64,627	86,169	107,712	126,754	145,797
$300,000	78,502	104,670	130,837	154,004	177,172
1 Maximum number of years allowed under the terms of the Pension Plan.

     The Pension plan provides an annual benefit of 1.2% for each year of credited service to a maximum of 25 years, and, for each additional year to a maximum of 10 years, 1%, times average annual compensation (exclusive of bonuses); plus, for each year of credited service to a maximum of 35 years, 0.65% of average compensation in excess of the average of the taxable wage base in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the participant attains Social Security retirement age. The average taxable wage base was $48,696 for a participant attaining age 65 in 2005.

     The named executive officers of the Corporation and the Bank had the following credited full years of service under the Plan as of December 31, 2005: Jan P. Updegraff - 34; John R. Battersby, Jr. - 17; James E. Corey III - 17; Thomas C. Karski - 40 and Melinda A. Sartori - 11.

     The Bank's non-qualified Executive Supplemental Pension Plan provides a benefit equal to the benefit which would have been paid under the terms of the Bank's Pension Plan without regard to limitations under the Internal Revenue Code less the amount payable under the Pension Plan. From time to time the Board of Directors may select executives as participants in the plan. Currently, Mr. Updegraff is the only active employee participating. Based on projected service and current compensation, $57,440 would be payable to Mr. Updegraff annually as a supplemental retirement benefit commencing at age 65. The annual qualified benefit is estimated to be $119,569 for a total of $177,009.

Employment Agreements

     Each of the named executive officers has an employment agreement with Chemung Canal Trust Company; they do not have employment agreements with Chemung Financial Corporation. The Bank entered into employment agreements with Messrs. Updegraff, Battersby, Corey, Karski and Mrs. Sartori effective November 8, 2000.

     Under their respective employment agreements, each executive officer may receive fringe benefits generally provided to all full-time employees of the Bank with similar years of service. In the event the executive officer is unable to work due to illness, injury or other incapacity, the executive officer may receive his salary for up to twelve months, minus any payments made under the Bank's disability fringe benefit program. After twelve months, the executive officer is entitled to disability payments only. In the event of death, the Bank shall pay to the executive officer's estate the executive officer's salary for a period of six months, based on the executive officer's salary on the date of death.

     The employment agreements for Messrs. Updegraff, Battersby, Corey, Karski and Mrs. Sartori provide for initial terms of three years ending December 31, 2004, with renewals for one additional year following each anniversary date upon the Bank's thirty days written notice prior to January 1 that the terms of the employment agreement will be extended, unless the executive officer gives thirty days prior written notice of termination. The employment agreements were last renewed in 2003 and, therefore, now extend to December 31, 2006.

     The Bank may terminate an executive officer's employment agreement at any time, upon thirty days prior written notice, for misconduct or neglect of duties. In the event of such a termination, the executive officer will no longer receive a salary, but will be eligible for retirement and other benefits earned up to the date of termination of employment. In the event that the termination is without cause, the executive officer is entitled to, for the duration of the term of the employment agreement, (a) salary; (b) pension benefits with full credit for service and salary, and (c) contribution of a payment of five percent of each salary payment to a memorandum account for the executive officer on which interest shall be paid at the rate paid on regular savings accounts of the Bank and which is paid at the time the employee's pension payments commence.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) and NASDAQ Bank Stocks Index for the period of five years commencing December 31, 2000.

	2000	2001	2002	2003	2004	2005
Chemung Financial Corporation	100.00	154.64	146.89	201.97	187.95	181.35
CRSP NASDAQ Composite	100.00	79.32	54.84	81.99	89.23	91.12
NASDAQ - Bank Stocks	100.00	108.27	110.84	142.58	163.17	159.40

     The cumulative total return includes (i) dividends paid and (ii) changes in the share price of the Corporation's common stock and assumes that all dividends were reinvested. The above graph assumes that the value of the investment in Chemung Financial Corporation and each index was $100 on December 31, 2000.

     The Total Returns Index for NASDAQ Stock Market (US Companies) and Bank Stocks indices were obtained from the Center for Research in Security Prices (CRSP), University of Chicago, Chicago, Illinois.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Organization and Operation

     Chemung Financial Corporation is managed under the direction of its Board of Directors (the "Board"). All members of the Board also serve on the Board of Directors of Chemung Canal Trust Company. The Board establishes policies and strategies and regularly monitors the effectiveness of management in carrying out these policies and strategies. Members of the Board are kept informed of the Corporation's business activities through discussions with key members of the management team, by reviewing materials provided to the Board and by participating in meetings of the Board and its committees. Currently, the Board of Directors is composed of thirteen members.

     The Board has determined that Messrs. Agan, Eggers, Lounsberry, Meier, Meyer, Potter, Streeter, Swan, Ms. Drinkwater and Mrs. van den Blink are "independent" for purposes of Section 10A(3) of the Securities Exchange Act of 1934 and Nasdaq listing standards and that none of said persons have any relationship with the Corporation that would impair their independence as so defined.

     During 2005 the Board of Directors of the Corporation held eleven scheduled meetings. The Board of Directors of the Bank held fifteen meetings in 2005. The Board also regularly holds executive sessions of only those members of the Board who meet current independence standards. With the exception of Mr. Streeter and Dr. Meier, each director attended at least 75% of the total board meetings and meetings of the board committees on which he or she served.

Board Committees

     The committees of the Corporation's Board of Directors are the Executive, Audit, Compensation, and Nominating and Governance. In addition, the Bank has the following committees: Asset/Liability, Loan, Personnel and Trust and Employee Benefits.

     Executive Committee: The Committee serves in a dual capacity as the Executive Committee for the Corporation and the Bank. The Executive Committee may, during the interval between Board meetings, exercise all of the authority of the Board, except those powers that are expressly reserved to the Board under law or the Corporation's bylaws. Current members of the Committee include Messrs. Agan, D. Dalrymple (Chair), R. Dalrymple, Meier, Swan and Updegraff. There were four meetings of the Committee in 2005.

     Audit Committee: The responsibilities of the Audit Committee include the appointment of independent auditors, the pre-approval of all audit services and permitted non-audit services provided to the Corporation by the Corporation's independent auditors, reviews of the independence of the Corporation's independent auditors and reviews of the adequacy of internal accounting and disclosure controls of the Corporation. Current members of the Committee include Messrs. R. Dalrymple, Lounsberry, Meyer, Potter, Streeter (Chair) and Swan. Mr. Meyer has been designated by the Board as the Audit Committee's "financial expert" in accordance with applicable law, the Committee having determined that Mr. Meyer meets all required qualifications within the meaning of pertinent regulations. See the report of the Audit Committee on page 19.

     Compensation Committee: The Compensation Committee is responsible for discharging the Board's duties relating to the compensation of the chief executive officer, executive vice presidents and chief auditor. The members of the Compensation Committee are all independent as defined by Rule 4200(a)(15) of the NASD listing standards. Current members of the Compensation Committee include Messrs. Agan, Eggers, Lounsberry, Meier, Meyer (Chair), and Mrs. van den Blink.

     Nominating and Governance Committee: The Nominating and Governance Committee met three times in 2005. Current members are Messrs. Eggers (Chair), Lounsberry, Meyer, Potter, Streeter, Ms. Drinkwater and Mrs. van den Blink. The members of the Nominating and Governance Committee are all independent as defined by Rule 4200(a) (15) of the NASD listing standards. In general, the Committee oversees the Corporation's corporate governance matters on behalf of the Board and is responsible for the identification and recommendation of individuals qualified to become members of the Board. The Committee's functions include:

●	identifying, evaluating and recommending qualified Director nominees for shareholder approval;

●	the consideration of shareholder nominees for election to the Board;

●	reviewing the committee structure and making recommendations to the Board for committee membership;

●	recommending corporate governance guidelines to the Board; and

●	recommending a self-evaluation process for the Board and its committees.

     The Committee utilizes the following process when identifying and evaluating the individuals that it recommends that the Board of Directors select as director nominees.

●

The Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Committee determines, a search firm.

●	The Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of shareholders.

●

The Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others,

                                        15

and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole.

●	After such review and consideration, the Committee recommends that the Board of Directors select the slate of director nominees.

     It is the policy of the Nominating and Governance Committee to consider both recommendations and nominations for candidates to the Board of Directors from shareholders. Shareholder recommendations for candidates to the Board of Directors must be directed in writing to the Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901, and must include:

●	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

●	the qualifications of the candidate and why the candidate is being proposed;

●

the name and address of the shareholder as they appear on the Corporation's books and number of shares of the Corporation's common stock that are beneficially owned by such shareholder (evidence of the shareholder's ownership will be required if the shareholder is not a holder of record);

●

the name, address and contact information for the candidate, and the number of shares of common stock of the Corporation that are owned by the candidate (evidence of the candidate's ownership will be required if the shareholder is not a holder of record);

●	a statement of the candidate's principal occupation or employment;
●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●	a statement detailing any relationship between the candidate and the Corporation and between the candidate and any customer, supplier or competitor;

●	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

●	a statement that the candidate is willing to be nominated and is willing to serve as a director if elected.

     Chemung Financial Corporation's bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are properly brought before an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered to or mailed and received at the Corporation's principal executive offices not less than 120 calendar days prior to the date proxy statements were mailed to shareholders in connection with the previous year's annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received a reasonable time before the solicitation is made.

     A copy of the Nominating and Governance Committee charter can be viewed at the Corporate Governance link on the Bank's website at www.chemungcanal.com.

     Asset/Liability Committee: The Asset/Liability Committee passes on all questions of policy relating to the oversight of the Bank's investment portfolio and funds management policies. Current members include Messrs. D. Dalrymple, Eggers, Lounsberry, Potter (Chair), Streeter and Updegraff. There were four meetings of the Committee in 2005.

     Loan Committee: The Loan Committee establishes policy for the Bank's lending functions as determined under applicable regulation and/or the bylaws. Current members include Messrs. D. Dalrymple, R. Dalrymple (Chair), Meyer, Potter, Swan and Updegraff. There were fourteen meetings of the Committee in 2005.

     Personnel Committee: The Personnel Committee considers management's recommendations for elections and promotions of officers for proposal to the full Board. The Committee also reviews the Bank's overall compensation and employee benefit programs. Current members include Messrs. Agan, D. Dalrymple, Meier, Meyer (Chair), Swan and Mrs. van den Blink. There were seven meetings of the Committee in 2005.

     Trust and Employee Benefits Committee: The Trust and Employee Benefit Committee passes on all questions of the policy bearing upon the investment of trust funds and the general conduct of the estate, agency and fiduciary business of the Bank. The Committee also has responsibility for the Bank's benefit plans and reviews the trust and investment policies and performance. Current members include Messrs. Eggers, Lounsberry, Meier, Streeter, Updegraff, Ms. Drinkwater and Mrs. van den Blink (Chair). There were twelve meetings of the Trust and Employee Benefits Committee in 2005.

Board Compensation

     Each non-employee director of the Bank receives an annual retainer of $5,500 and a fee of $300 for each meeting of the Board of Directors and its committees attended. The chair of each committee receives $350 for each committee meeting attended. One fee is paid for attendance at meetings that serve both the Corporation and the Bank. Employee directors receive no cash compensation for services as directors.

     In December 2005, the Compensation Committee recommended and the Board of Directors approved additional compensation to each director payable in shares of the Corporation's common stock in an amount equal to the total amount of cash fees earned by each director during 2005 and valued as of December 31, 2005. Mr. Updegraff was paid in shares of Corporation common stock an amount equal in market value to the average of those shares issued to each member of the Board of Directors of the Bank and Corporation who served for twelve months during the prior year.

     A Deferred Directors Fee Plan for non-employee directors provides that directors may elect to defer receipt of all or any part of their fees. Deferrals are either credited with interest compounded quarterly at the Applicable Federal Rate for short-term debt instruments or converted to units, which appreciate or depreciate, as would an actual share of the Corporation's common stock purchased on the deferral date. Cash deferrals will be paid into an interest bearing account and paid in cash. Units will be paid in shares of common stock.

Shareholder Communication with the Board

     Shareholders may communicate in writing with the Board of Directors or with individual directors by contacting the Corporation's Corporate Secretary, Jane H. Adamy, One Chemung Canal Plaza, Elmira, New York 14901. The corporate secretary will relay the question or message to the specific director identified by the shareholder or, if no specific director is requested, to a director selected by the chief executive officer.

Directors Attendance at Annual Meetings

     The Corporation does not have a formal policy regarding attendance by a member of the Board of Directors at the Corporation's annual meeting of shareholders. The Corporation will continue to encourage such attendance. In 2005, nine directors attended the annual meeting.

Code of Ethics

     The Board of Directors has adopted a Code of Ethics for Senior Financial Officers which applies to Chemung Financial's chief executive officer, the chief auditor and other senior officers performing accounting, auditing, financial management or similar functions. This Code of Ethics supplements a Code of Business Conduct and Ethics, which governs all employees, officers and directors. Both Codes can be viewed at the Corporate Governance link on the home page of the Bank's website at www.chemungcanal.com.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act of 1934 requires directors and certain officers of Chemung Financial and persons who beneficially own more than ten percent of the outstanding shares of Chemung Financial's common stock to file reports of beneficial ownership and changes of beneficial ownership of shares of common stock with the Securities and Exchange Commission. SEC regulations require such persons to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to Chemung Financial and its representatives and certain representations that no other reports were required, all persons subject to the SEC reporting requirements filed the required reports on a timely basis.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

     A number of Chemung Financial's directors, members of executive management and their associates are customers of Chemung Canal Trust Company. Any extensions of credit made to them are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and do not involve more than normal risk of collectibility or present other unfavorable features.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Chemung Financial Corporation's Audit Committee ("Committee") assists the Board in fulfilling its oversight responsibilities for the integrity of the Corporation's financial statements, systems of internal accounting and financial controls, compliance with legal and regulatory requirements and the independent auditor's qualifications and independence as well as the performance of its internal audit function and independent auditors. The charter can be viewed at the Corporate Governance link on the Bank's website at www.chemungcanal.com.

     The Committee is comprised of six directors, each of whom the Board has determined to be "independent" as defined by the Sarbanes-Oxley Act and the Nasdaq Listing Standards. Eight meetings of the Committee were held during 2005.

     The Committee has reviewed and discussed with management and the independent auditors, KPMG LLP ("KPMG"), the Corporation's audited consolidated financial statements for the year ended December 31, 2005. As required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, the Committee has obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation. It also has discussed the quality and adequacy of the Corporation's internal controls with management and the independent auditors. In addition, the Committee has reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by Statement on Auditing Standards No. 61, Communications with Audit Committees, and has discussed and reviewed the results of the independent auditors' examination of the financial statements.

     Based upon the above-mentioned reviews and discussions with management and KPMG, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chemung Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the SEC. A representative of KPMG is not expected to be present at the annual meeting.

     On October 19, 2005 the Audit Committee recommended, approved and appointed Crowe Chizek and Company LLC as the Corporation's Independent Auditors for the fiscal year ending December 31, 2006. The Corporation has engaged KPMG for professional services relating to tax returns, tax compliance and tax advice for 2006.

The Audit Committee:

Stephen M. Lounsberry III, Chairman	Ralph H. Meyer
Robert E. Agan	Charles M. Streeter
William D. Eggers	Nelson Mooers van den Blink

Fees for Professional Services Rendered by KPMG LLP

     The following table provides information concerning the aggregate fees billed to the Corporation by KPMG for professional services rendered for the years ended December 2004 and 2005. All service provided by KPMG in 2004 and 2005 were pre-approved by the Audit Committee.

	Fiscal Years Ended December 31,
	2004	2005
Audit Fees	253,600	235,500
Audit-Related Fees	3,500	11,500
Tax Fees	38,475	32,545
All Other Fees	0	0
Total Fees	295,575	279,545

     The audit fees were for professional services rendered for the audit of the Corporation's annual financial statements, management's report on internal control over financial reporting and review of financial statements included in the Corporation's Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.

     The audit-related fees for 2004 were for professional services rendered for the audit of the Corporation's employee benefit plans. The audit-related fees for 2005 were for professional services related to the review of the 2004 audit work papers by the Federal regulator during 2005, review of the Form 8-K and the issuance of an 8-K Response Letter to the SEC.

     The tax fees were for professional services rendered for review of 2005 tax returns, tax compliance and tax advice.

     There were no "Other Fees" billed to the Corporation by KPMG for 2005.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee pre-approves the audit and permissible non-audit services provided by the independent auditors. These services may include audit services, non-audit services, audit-related services, tax services and other services. The independent auditor and management periodically report to the Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Committee Chair or a delegated sub-committee is authorized to pre-approve such services on behalf of the Committee provided that such pre-approval is ratified by the Audit Committee at its next regularly scheduled meeting.

Solicitation of Proxies

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, some of the directors, officers or employees of the Corporation may conduct solicitations in person or by telephone or other appropriate means without remuneration. The Corporation may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock and will reimburse such intermediaries for their reasonable expenses in forwarding proxy materials.

Shareholder Proposals

     Shareholders who desire to present proposals at the 2007 Annual Meeting of Shareholders must forward them in writing to the Corporate Secretary of Chemung Financial Corporation, One Chemung Canal Plaza, Elmira, New York 14901, so they are received no later than December 4, 2006, in order to be considered for inclusion in the Corporation's proxy statement for such meeting. Such proposals must comply with the Securities and Exchange Commission's regulation regarding the inclusion of shareholder proposals in proxy materials.

OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented to the annual meeting other than as specified above. If, however, any other matters should come before the 2006 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

     Chemung Financial Corporation's 2005 Annual Report to Shareholders on form 10-K, together with an abbreviated report for the twelve-month period accompanies this proxy statement, which was mailed to shareholders on or about April 3, 2006.

     Any shareholder may obtain a copy of Chemung Financial Corporation's 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission without charge. To obtain a copy, write to: Jane H. Adamy, Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901, or e-mail the request to the Bank's website at www.chemungcanal.com. In addition, the Annual Report on Form 10-K is available at the SEC's website at www.sec.gov.

By Order of the Board of Directors,

Jane H. Adamy
Secretary

Date:	April 3, 2006
One Chemung Canal Plaza
Elmira, New York 14901
www.chemungcanal.com

CHEMUNG FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS - MAY 10, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CHEMUNG FINANCIAL CORPORATION

John B. Hintz and Daniel F. Agan, each with power of substitution and with all powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Chemung Financial Corporation, to be held on May 10, 2006 (including any adjournments or postponements thereof) and to vote all shares of Common Stock of Chemung Financial Corporation which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated.

(Continued and to be signed on reverse side)

_______________________________________________________________________

Annual Meeting of Shareholders of

CHEMUNG FINANCIAL CORPORATION

May 10, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the

Envelope provided as soon as possible.

-or-

TELEPHONE - Call toll-free 1-800-PROXIES from

Any touch-tone telephone and follow the instructions.

Have your proxy card available when you call.

-or-

INTERNET - Access www.voteproxy.com and

Follow the on-screen instructions. Have your proxy

Card available when you access the web page.
Your telephone or internet vote must be received by 11:59 pm eastern daylight time on May 9, 2006. It is not necessary to return this proxy card if you vote by telephone or internet.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or internet.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE ☒
1. Election of Directors

Nominees:

☐ For all Nominees ☐ David J. Dalrymple 3-year term

☐ Withhold Authority ☐ William D. Eggers 3-year term

For All Nominees ☐ John F. Potter 3-year term

☐ For All Except ☐ Jan P. Updegraff 3-year term

(see instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here ☒

This proxy will, when properly executed, be voted as directed. If no directions to the contrary are given, this proxy will be voted for the nominees listed. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

I/We will attend the meeting ☐
Signature of Shareholder_________________Date________	Signature of Shareholder__________________Date________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.